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                                                                    EXHIBIT 3.20


                                                                  EXECUTION COPY















                                    DURA G.P.

                                   PARTNERSHIP

                                    AGREEMENT















                                               Effective as of December 30, 2001

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                                TABLE OF CONTENTS


ARTICLE AND SECTION                                                         PAGE
-------------------                                                         ----

Preamble and Recitations.......................................................1

ARTICLE I     ORGANIZATION.....................................................1
    1.1       Formation........................................................1
    1.2       Name.............................................................2
    1.3       Consents; Power of Attorney......................................2
    1.4       Purpose of Business..............................................2
    1.5       Place of Business................................................3
    1.6       Effective Dates and Term.........................................3
    1.7       Names and Addresses of Partners..................................3
    1.8       Waiver of Action for Partition...................................3
    1.9       Organizational Obligations.......................................3

ARTICLE II    CAPITAL CONTRIBUTIONS AND OTHER FUNDING..........................4
    2.1       Capital Contribution(s) of Dura..................................4
    2.2       Capital Contribution of Atwood...................................4
    2.3       Additional Capital Funding.......................................4
    2.4       Capital Accounts, Adjustments, Substantial Economic Effect.......5
    2.5       No Third Party Rights............................................5
    2.6       Interest.........................................................5
    2.7       Withdrawals......................................................5
    2.8       Partner Loans....................................................5

ARTICLE III   DISTRIBUTIONS; ALLOCATION OF PROFITS, LOSSES,
              CERTAIN EXPENSES.................................................6
    3.1       Distributions....................................................6
    3.2       Partnership Allocations..........................................6
    3.3       Management and Certain Other Expenses............................6

ARTICLE IV    POWERS, DUTIES, DECISIONS, LIABILITIES AND
              COMPENSATION OF PARTNERS.........................................7
    4.1       Authority of Partners............................................7
    4.2       Management and Control of Partnership............................7
    4.3       Certain Dealings of Partners with the Partnership................8
    4.4       Additional Duties and Obligations of Partners....................8
    4.5       Indemnification..................................................9
    4.6       Liability of Partners; Standard of Care.........................10


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ARTICLE V     MEETINGS AND VOTING.............................................10
    5.1       Meetings of the Partnership.....................................10
    5.2       Voting..........................................................10


ARTICLE VI    BOOKS OF ACCOUNT, RECORDS AND REPORTS; FISCAL MATTERS...........10
    6.1       Accounting......................................................10
    6.2       Reports.........................................................11
    6.3       Additional Reports..............................................11
    6.4       Fiscal Year.....................................................11
    6.5       Further Investigations..........................................11
    6.6       Partnership Funds...............................................12


ARTICLE VII   TAX MATTERS.....................................................12
    7.1       Tax Matters Partner.............................................12
    7.2       Tax Information.................................................12
    7.3       Returns.........................................................12
    7.4       Elections.......................................................13
    7.5       Consistency of Tax Treatment....................................13
    7.6       Tax Coordinators................................................13
    7.7       Taxes on the Partnership........................................14
    7.8       Survival of Tax Obligations.....................................14


ARTICLE VIII  ADMISSION OF ADDITIONAL MEMBERS; REMOVAL AND
              WITHDRAWAL OF NEW MEMBERS; TRANSFERS OF INTERESTS...............14
    8.1       Admission of New Partners.......................................14
    8.2       Removal, Withdrawal, Transfer of Interests......................14


ARTICLE IX    DISSOLUTION OF THE PARTNERSHIP..................................15
    9.1       Dissolution.....................................................15
    9.2       Payment of Debts; Distributions.................................16
    9.3       Reserve.........................................................17
    9.4       Final Accounting................................................17


ARTICLE X     REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS................17
    10.1      Capacity and Authority..........................................17
    10.2      Registration....................................................17


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ARTICLE XI    MISCELLANEOUS...................................................18
    11.1      Amendments......................................................18
    11.2      Governing Law...................................................19
    11.3      Notices.........................................................19
    11.4      Counterparts....................................................20
    11.5      Agreement for Further Execution.................................20
    11.6      Entire Agreement................................................20
    11.7      Severability....................................................20
    11.8      Captions........................................................21
    11.9      Number and Gender...............................................21
    11.10     Holidays........................................................21


Exhibit A - Table of Defined Terms
Exhibit B - Names, Addresses and Interests of Partners
Exhibit C - List of Ratified Obligations and Agreements
Exhibit D - Capital Contributions

                                    AGREEMENT


     THIS AGREEMENT OF GENERAL PARTNERSHIP ("Agreement") is made and executed as of this 30TH day of December, 2001, by and between the following parties:

               (i) Dura Operating Corp. ("Dura"), a corporation duly organized and existing under the laws of the state of Delaware, with its principal corporate offices at 2791 Research Drive, Rochester Hills, Michigan 48309; and,

               (ii) Atwood Automotive, Inc. ("Atwood"), a corporation duly organized and existing under the laws of the state of Michigan, with its principal corporate offices at 2791 Research Drive, Rochester Hills, Michigan 48309.

The parties are collectively referred to herein as the "Partners" or individually as a "Partner."

                                    RECITALS:

     WHEREAS, the Partners desire to form this general partnership ("Partnership") to receive or acquire, hold, manage, lease and otherwise deal with certain assets at the locations listed on EXHIBIT D attached hereto;

     WHEREAS, the Partners desire to cause the Partnership to receive or acquire those certain assets more particularly described in EXHIBIT D attached hereto and thereafter to own, maintain, lease and operate such assets; and,

     WHEREAS, the Partners desire to enter into this Agreement in order to set forth the entire agreement and the relationships as now intended between the Partners;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements herein set forth, the Partnership Agreement shall be stated in its entirety as follows:

                                    ARTICLE I

                                  ORGANIZATION

SECTION 1.1 -     FORMATION.

     The partnership is formed as a general partnership under and subject to the Delaware Revised Uniform Partnership Act (the "Partnership Act"). Except as is expressly herein stipulated to the contrary, the rights and obligations of the Partners and

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the administration and termination of the Partnership shall be governed by the
Partnership Act.

SECTION 1.2 -     NAME.

     The name of the Partnership is "DURA G.P." In addition, the Partnership may adopt such trade names and trade styles as the Partners may from time to time consider appropriate. The Partners shall execute all assumed or fictitious name certificates required by law to be published or filed, in connection with the formation and operation of the Partnership.

SECTION 1.3 -     CONSENTS; POWER OF ATTORNEY.

     (a) The Partners each hereby consent and agree to the filing with the Secretary of State of the State of Delaware of a Statement of Partnership Existence and of such other certificates or instruments as may be necessary to effect this Agreement, and do hereby constitute the Managing General Partner (as hereinafter defined) as their lawful attorney-in-fact for the purpose of executing and filing such certificates on their behalf.

     (b) Each Partner, including any Partner who becomes such after the date hereof, hereby irrevocably constitutes and appoints the Managing General Partner as its true and lawful attorney, in its name, place and stead, solely to make, execute, sign and file any certificate or instrument which may be required by virtue of any amendment to this Agreement or in order to effectuate any change in the membership of the Partnership, or the amount of capital contributed thereto, or the dissolution and termination thereof in each case pursuant to the terms of this Agreement. The Managing General Partner shall promptly furnish each Partner with copies of all such certificates or instruments. Such attorney shall not have the right, power or authority on behalf of any of the Partners to consent to any amendments to this Agreement or otherwise to modify this Agreement when acting in such capacity. This power of attorney is coupled with an interest and shall continue in full force and effect, notwithstanding the subsequent disability, dissolution or termination of any Managing General Partner.

SECTION 1.4 -     PURPOSE OF BUSINESS.

     The purpose for which the Partnership has been formed and the powers which it may exercise, all being in the furtherance of and not in limitation of the general powers conferred on general partnerships under the Partnership Act, are as follows:

     (a) to receive or acquire, invest in, design, purchase, construct, develop, improve, finance, refinance, own, hold, maintain, renovate, sell, exchange, lease, sub-lease and otherwise operate and manage the assets contributed to or hereafter acquired by the Partnership (the "Property") and to engage in any and all activities related to or incidental thereto.

     (b) to do any and all things and to carry on any and all other activities necessary, convenient or incidental to the accomplishment of any of the foregoing purposes and powers or to the protection and benefit of the Partnership, including, without limitation: (i) entering into contracts and sub-contracts; (ii) providing for the financing of and borrowings secured by the Property or any asset or assets of the Partnership on such terms as may be necessary or beneficial; and (iii) entering into one or more agreements for management and operation of the Property.

SECTION 1.5 -     PLACE OF BUSINESS.

     (a) The principal office of the Partnership shall be located at 2791 Research Drive, Rochester Hills, Michigan 48309 or any other location in Michigan chosen by the Managing General Partner.

     (b) The registered office of the Company shall be at CT Corporation, 1209 Orange Street, Wilmington, Delaware, 19801, or such other location(s) as the Managing General Partner may duly designate pursuant to the Partnership Act.

SECTION 1.6 -     EFFECTIVE DATES AND TERM.

     The Partnership shall commence on the effective date of this Agreement which date shall also be the effective date of the filing of the Statement of Partnership Existence. The Partnership shall continue for a perpetual term, unless terminated earlier pursuant to any provision of this Agreement.

SECTION 1.7 -     NAMES AND ADDRESSES OF PARTNERS.

     The names and addresses of the Partners are set forth in EXHIBIT B as attached to this Agreement and made a part hereof.

SECTION 1.8 -     WAIVER OF ACTION FOR PARTITION.

     Each of the Partners hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to the Property or assets of the Partnership.

SECTION 1.9 -     ORGANIZATIONAL OBLIGATIONS.

The Partners recognize and specifically ratify, as valid obligations of the Partnership, certain agreements set forth on EXHIBIT C which were entered into prior to or contemporaneously with the execution of this Agreement and formation of the Partnership and in furtherance of the goals and objectives of the Partnership.

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                                   ARTICLE II

                     CAPITAL CONTRIBUTIONS AND OTHER FUNDING

SECTION 2.1 -     CAPITAL CONTRIBUTION(S) OF DURA.

     (a) As of the date of the closing of the organization of the Partnership ("Closing Date"), Dura shall have made or shall make a cash contribution to the capital of the Partnership in the amount set forth on EXHIBIT D, which shall be that amount, as determined by Dura in its sole discretion, which represents the appropriate amount of working capital funds for general operation and management of the assets to be contributed pursuant to Section 2.1(b).

     (b) As of the Closing Date and pursuant to an Asset Transfer Agreement and an Assignment and Assumption Agreement between the Partnership and Dura and dated as of the date hereof, Dura shall have made or shall make a contribution of the non-cash assets set forth on EXHIBIT D to the capital of the Partnership. The Partners agree in connection with such contribution that the Capital Account of Dura shall be credited with the fair market value of such property pursuant to the rules of Treasury Regulations ss. 1.704-1(b)(2)(iv)(g).

     (c) Except as otherwise provided in this Section and Sections 2.3 and 7.2 of this Agreement or by law, in no event shall Dura be required to contribute additional capital to or for the benefit of the Partnership.

SECTION 2.2 -     CAPITAL CONTRIBUTION OF ATWOOD.

     (a) As of the Closing Date, Atwood shall make a cash contribution to the capital of the Partnership in the amount set forth on EXHIBIT D.

     (b) Except as otherwise provided in this Section and Sections 2.3 and 7.2 of this Agreement or by law, in no event shall Atwood be required to contribute additional capital to or for the benefit of the Partnership.

SECTION 2.3 -     ADDITIONAL CAPITAL FUNDING.

     If at any time the Managing General Partner determines that the Partnership requires additional capital funding, then it shall provide notice of the requirement to each Partner. At such time, either or both of the Partners may, but shall not be required to, make additional contributions to the capital of the Partnership ("Additional Contributions"). Any contributions made pursuant to this Section shall be in proportion to the Partners' respective Percentage Interests (as hereinafter defined).

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SECTION 2.4 -     CAPITAL ACCOUNTS, ADJUSTMENTS, SUBSTANTIAL ECONOMIC EFFECT.

     The Partnership shall establish and maintain a capital account ("Capital Account") for each Partner. The Partners intend that the Capital Accounts of the Partners shall be determined and maintained throughout the full term of the Partnership in accordance with the rules of Section 704 of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations ss.1.704-1(b)(2)(iv) or any subsequent similar provisions. Accordingly, the Partners understand and agree that the amounts of profits and losses (including any amounts of tax credit) allocated to each Partner as provided in Article III hereof will be credited or debited to the Partners' Capital Accounts and will affect the amounts received by the Partners upon liquidation and that Partners may be required to restore any deficit in such account as provided in Section
7.2 of this Agreement.

SECTION 2.5 -     NO THIRD PARTY RIGHTS.

     The right of the Managing General Partner to require any additional capital contributions pursuant to Section 2.3 or other payments to or for the benefit of the Partnership (including Partner Loans (as hereinafter defined)) under the terms of this Partnership Agreement shall not be construed as conferring any rights or benefits to or upon any person not a party to this Agreement, or the holder of any obligations secured by a mortgage, deed of trust, security interest or other lien or encumbrance upon all or any part of the Property or affecting the Partnership or any of its assets or any interest of a Partner therein.

SECTION 2.6 -     INTEREST.

     No interest shall be paid on the Capital Account of any Partner provided, that nothing contained in this Section shall affect the obligation of the Partnership to pay interest on the unpaid balance of any Partner Loan (as hereinafter defined) or other loans to the Partnership made by any Partner.

SECTION 2.7 -     WITHDRAWALS.

     The capital of the Partnership shall not be withdrawn by any Partner except as provided in this Agreement.

SECTION 2.8 -     PARTNER LOANS.

     (a) If at any time, the Managing General Partner determines that the Partnership requires additional funding, then at such time, the Partners or either of them may but shall not be required to loan funds in the Partnership, as a loan ("Partner Loan(s)").

     (b) Any Partner Loans made pursuant to this Section shall bear interest quarterly at that percentage rate which is equal to the prime lending rate of Bank of

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America, N.A. as posted and in effect at the beginning of each quarter for which interest is determined plus one (1) additional percentage point.

                                   ARTICLE III

         DISTRIBUTIONS; ALLOCATION OF PROFITS, LOSSES, CERTAIN EXPENSES

SECTION 3.1 -     DISTRIBUTIONS.

     The Managing General Partner shall determine whether, and to what extent, distributions shall be made by the Partnership to the Partners. Notwithstanding the foregoing, so long as any Partner Loans remain outstanding, the Partnership shall not make any distribution to any Partner with respect to such Partner's equity interests in the Partnership.

SECTION 3.2 -     PARTNERSHIP ALLOCATIONS.

     (a) The Partners intend that the allocations of profits and losses provided by this Section are for Federal income tax purposes as well as financial accounting purposes. All profits and losses of the Partnership, including all items of income, gain, deduction, loss, allowance, or credit shall be allocated in accordance with the Partners' respective Percentage Interests as provided in subsection (b) below.

     (b) Each Partner's percentage interest ("Percentage Interest") in the Partnership shall be the Percentage Interest set forth below:

               (i)   Dura                 99.9%
               (ii)  Atwood                0.1%
                                          ------

                           TOTAL           100%

SECTION 3.3 -     MANAGEMENT AND CERTAIN OTHER EXPENSES.

     (a) The Managing General Partner (as hereinafter defined) shall be reimbursed by the Partnership for all costs and expenses paid or incurred by it for or on behalf of the Partnership including, but not limited to, (a) legal and accounting fees and expenses, costs and expenses relating to the organization of the Partnership, and (b) the costs and expenses of performing the duties of the Tax Matters Partner including accountants, attorneys and other professional fees.

     (b) Dura shall be reimbursed by the Partnership for all costs and expenses paid or incurred by it for or on behalf of the Partnership and relating to the acquisition and transfer of the Property to the Partnership.

                                   ARTICLE IV

                           POWERS, DUTIES, DECISIONS,
                    LIABILITIES, AND COMPENSATION OF PARTNERS

SECTION 4.1 -     AUTHORITY OF PARTNERS.

     (a) Subject to the limitations imposed by the Partnership Act and this Agreement, the Partners shall have full and exclusive authority to manage and control the business affairs of the Partnership and to make all decisions regarding the business of the Partnership.

     (b) The Partners shall exercise the authority provided in subsection (a) as provided in Section 4.2, and except as otherwise expressly provided in the Partnership Act, this Agreement, or authorized by the Managing General Partner in writing, no Partner, acting alone (other than the Managing General Partner), shall exercise any authority to act for, undertake or assume any obligations or responsibility on behalf of the Partnership or any other Partner.

SECTION 4.2 -     MANAGEMENT AND CONTROL OF PARTNERSHIP.

     (a) The Managing General Partner shall direct, manage, control and conduct the business of the Partnership, and shall cause its officers and employees to devote such time to the Partnership business as may be necessary to adequately and properly manage and supervise the Partnership business and affairs in an efficient manner and discharge its obligations hereunder, but nothing in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or third party to manage or provide other services in respect of the Partnership properties or administrative matters.

     (b) All documents to be executed and delivered by or on behalf of the Partnership shall be executed by the Managing General Partner.

     (c) The Partners, including the Managing General Partner, may have other business interests and may engage in other activities in addition to those relating to the Partnership. Neither the Partnership nor any Partner shall have the right by virtue of this Agreement or the Partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom and, except as otherwise specifically agreed the pursuit of such activities or ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

     (d) Dura shall be the managing general partner (the "Managing General Partner") of the Partnership and shall perform or cause to be performed at the Partnership's expense the following:

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         (i) preparation of the operating budget for the Partnership, if determined to be appropriate by the Managing General Partner;

         (ii) preparation and completion of all tax, accounting and clerical functions of the Partnership as detailed herein and employment of such accountants and attorneys as may be required from time to time to carry on the business of the Partnership;

         (iii) procure and maintain with responsible companies such insurance and fidelity bonds as may be available in such amounts and covering such risks as are deemed appropriate;

         (iv) establish the bank accounts required for Partnership purposes as set forth in Section 6.6 herein;

         (v) commence litigation or the defense of the same or the settlement of any litigation involving the Partnership; and

         (vi) perform or complete all other activities incident to the receiving, acquiring, holding, managing, operating, leasing, subleasing and financing of the Property.

SECTION 4.3 -     CERTAIN DEALINGS OF PARTNERS WITH THE PARTNERSHIP.
                  -------------------------------------------------

     (a) In addition to those agreements which are the subject of Section 1.9, the Managing General Partner is expressly authorized in the name of and on behalf of the Partnership to enter into contracts with or pay fees to any Partner or any person or entity which is owned or controlled by any Partner ("Affiliate") upon satisfaction of subsection (b) hereof.

     (b) The charges or compensation to be paid pursuant to any agreement between the Partnership and any Partner (or any Affiliate) for the provision of materials or services may not exceed the fair market value of, or the range of compensation customarily charged in arms-length transactions by others or by the Partners or any Affiliates to third parties as an on-going activity for, the materials provided or the services rendered.

SECTION 4.4 -     ADDITIONAL DUTIES AND OBLIGATIONS OF PARTNERS.

     (a) The Managing General Partner shall direct the affairs of the Partnership prudently and in the best interest of the Partnership, including the safekeeping and use of all Partnership funds and assets and the use thereof for the benefit of the Partnership.

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

     (b) The Managing General Partner shall take all actions which may be necessary or appropriate for the continuation of the Partnership's valid existence as a general partnership under the Partnership Act and the laws of the State of Delaware.

     (c) The Managing General Partner shall prepare and file any documents which are required by law to be filed and/or recorded under the laws of the State of Delaware or any other jurisdiction in which the Partnership is or may become qualified to transact business.

     (d) The Managing General Partner shall use its best efforts to meet all current and future Federal income tax requirements to assure that the Partnership will not fail to be classified for Federal income tax purposes as a "partnership" rather than as "an association taxable as a corporation."

SECTION 4.5 -     INDEMNIFICATION.

     (a) The Partnership shall defend, indemnify and hold the Partners (including the Managing General Partner) harmless from and against any loss, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on or believed by such Partner to be on behalf of the Partnership or in or believed by such Partner to be in furtherance of the interest of the Partnership including but not limited to any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened actions, proceedings or claims are based were not performed or omitted fraudulently or in bad faith by the Partner. Any such indemnification shall only be from the assets of the Partnership (and may include advances of amounts contemplated by this Section if approved by the Managing General Partner (even if it itself makes the claim proposed to be indemnified).

     (b) Any and all indemnity obligations with respect to any Partner shall survive any termination of the Partnership.

SECTION 4.6 -     LIABILITY OF PARTNERS; STANDARD OF CARE.

     (a) The Partners (including the Managing General Partner) shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the Partners by this Agreement or by law unless such action or omission was performed or omitted fraudulently or in bad faith.

     (b) The Managing General Partner shall serve without bond.

                                    ARTICLE V

                               MEETINGS AND VOTING

SECTION 5.1 -     MEETINGS OF THE PARTNERSHIP.

     (a) The Managing General Partner shall schedule a meeting of the Partners for purposes of reviewing Partnership operations and results not less frequently than annually.

     (b) The Managing General Partner may, at any time, upon three (3) days' prior written notice call a meeting of the Partners of the Partnership for informational purposes or for the purpose of taking any action requiring the consent or approval of the Partners under this Agreement.

     (c) All meetings of the Partnership shall be held at reasonable times at the Partnership's principal office(s) or such other place as may be reasonably requested by the Managing General Partner.

SECTION 5.2 -     VOTING.

     For purposes of managing the Partnership or any provision of this Agreement or the Partnership Act requiring the vote or consent of the Partners, such management, vote or consent shall be effected and determined by weighting the vote or consent of each Partner in proportion to the Partners' respective Percentage Interests in the Partnership. In general and except to the extent this Agreement or the Partnership Act shall impose a higher percentage standard, any vote shall be considered carried or given and sufficient consents shall be considered to have been obtained if Partners holding a simple majority of the Percentage Interests in the Partnership (counted as provided in the preceding sentence) shall have voted favorably or consented.


                                   ARTICLE VI

              BOOKS OF ACCOUNT, RECORDS AND REPORTS; FISCAL MATTERS

SECTION 6.1 -     ACCOUNTING.

     Proper and complete records and books of account shall be kept by the Managing General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. The Partnership books and records shall be maintained on an accrual basis and, except as the Code may require to the contrary, shall be prepared in accordance with generally accepted accounting principles consistently applied. The Partnership's books and records shall at all times be maintained at the principal office of the Partnership and shall be open to the inspection and examination of the Partners or their duly authorized representatives.

SECTION 6.2 -     REPORTS.

     (a) As soon as practicable, but not later than two hundred forty (240) days after the end of each fiscal year, the Managing General Partner shall send to each person who was a holder of a Partnership interest in the Partnership at any time during the fiscal year then ended: (i) a balance sheet as of the end of the such fiscal year and statements of income, Partners' equity and changes in financial position for such fiscal year, all of which shall be prepared in accordance with Section 5.1; (ii) a cash flow statement; (iii) a report summarizing the fees, distributions and other remuneration or compensation paid by the Partnership for such fiscal year to any Partners; (iv) a report of the activities of the Partnership during such fiscal year; and (v) a statement showing all distributions to holders of Partnership interests of the Partnership in respect of such year.

     (b) All such annual statements shall be audited (unless the Managing General Partner shall direct to the contrary) by a certified public accounting firm on the basis of such firm's annual audit of the Partnership. The firm shall be appointed by the Managing General Partner.

SECTION 6.3 -     ADDITIONAL REPORTS.

     The Partnership shall provide to each Partner such additional reports as the Partners deem to be helpful or appropriate or as a particular Partner may reasonably request.

SECTION 6.4 -     FISCAL YEAR.

     The fiscal year of the Partnership shall coincide with the fiscal year of Dura, which shall be the 52/53 week year ending on the Sunday closest to December 31 unless the Partnership shall be required to operate on a different fiscal year to conform with the requirements of Code Section 706 and the Regulations thereunder.

SECTION 6.5 -     FURTHER INVESTIGATIONS.

     Each of the Partners shall have the right at its own risk and expense to examine and inspect at any reasonable time, any properties, records or operations of the Partnership, and such examination and inspection may be conducted by its own employees and/or by its own counsel, independent certified public accountants, or other representatives; provided, however, that such examination or inspection shall not unreasonably interfere with the operations of the Partnership.

SECTION 6.6 -     PARTNERSHIP FUNDS.

     The funds of the Partnership shall be deposited in such bank or financial institution account or accounts or certificates of deposit which are selected by the Managing General Partner. All withdrawals from any such accounts shall be made by the Managing General Partner or a duly authorized agent. Partnership funds shall not in general be commingled with those of any other person, provided, however, that the Managing General Partner shall be permitted to (and the other Partner specifically agrees that irrespective of any requirement of this Section or fiduciary duty imposed on the Managing General Partner it may) sweep cash balances and similar current funds of the Partnership into one or more accounts owned or controlled by the Managing General Partner which accounts may include funds of the Managing General Partner and one or more affiliates thereof for cash management and similar commercial purposes, subject only to the Managing General Partner's duty to keep appropriate books and records indicating the amounts in any such commingled accounts which are attributable to the Partnership.


                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.1 -     TAX MATTERS PARTNER.

     Pursuant to Code Section 6231(a)(7) or any subsequent similar provision, Dura is hereby designated as the Tax Matters Partner, and shall assume and be responsible for duties provided in the Code and this Agreement.

SECTION 7.2 -     TAX INFORMATION.

     As soon as practicable but not later than two hundred forty (240) days after the end of each fiscal year, the Tax Matters Partner shall send to each Partner a copy of the Partnership's annual Federal income tax return, a Form K-1 and such other tax information as shall be appropriate for the preparation by such Partner of Federal, Delaware, and other state or local income or other tax returns.

SECTION 7.3 -     RETURNS.

     The Tax Matters Partner shall cause to be prepared and filed on or before the due date (or any extension thereof) Federal, Delaware (to the extent required), and other state or local tax or information returns required to be filed by the Partnership. The Tax Matters Partner, to the extent that Partnership funds are available, shall cause the Partnership to pay any taxes payable by the Partnership provided that the Tax Matters Partner shall not be required to cause the Partnership to pay any tax so long as the Tax Matters Partner of the Partnership is in good faith and by appropriate administrative or legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Partnership.

SECTION 7.4 -     ELECTIONS.

     To the extent that the Partnership may be or is required to make elections for Federal, Delaware, and other state or local income or other tax purposes, and to the extent that Partners may be or are required to make such elections concerning the Property or the business of the Partnership, such elections shall be made by the Managing General Partner in its sole discretion.

SECTION 7.5 -     CONSISTENCY OF TAX TREATMENT.

     No Partner shall treat a Partnership item on its Federal, Delaware or other state or local income or other tax returns or permit an Affiliate to treat a Partnership item on such Affiliate's tax returns in a manner inconsistent with the treatment of such Partnership item on the Partnership's Federal, Delaware, or other state or local tax returns.

SECTION 7.6 -     TAX COORDINATORS.

     (a) The Tax Matters Partner shall keep the other Partners informed of all administrative and judicial proceedings for the adjustment at the Partnership level of Partnership items and shall make available to the other Partners copies of any notices or communications received from the Internal Revenue Service, the United States Departments of Treasury or Justice, or with Delaware or other state or local tax authorities.

     (b) The other Partner shall promptly provide to the Tax Matters Partner copies of all correspondence to or from, or summaries of any other communications with, the Internal Revenue Service or the United States Departments of Treasury or Justice or with Delaware or other state or local tax authorities any tax matter or issue or any Partnership and Partnership tax items.

     (c) No Partner, other than the Tax Matters Partner, shall enter into settlement negotiations with the Internal Revenue Service or the United States Departments of the Treasury or Justice or with Delaware or other state or local tax authorities with respect to the Federal income tax treatment of Partnership items. The Tax Matters Partner shall be responsible for all such negotiations. Further, no Partner other than the Tax Matters Partner shall file: (1) a request for an administrative adjustment of Partnership items under Code Section 6227(a); (2) a petition for readjustment of Partnership items under Code Section 6226(b) or (3) civil action for refund under Code Section 6228(b) (2) without first giving reasonable advance written notice of such intended action (including the proposed treatment of the Partnership item(s) and the proposed court, if applicable) to the Tax Matters Partner.

SECTION 7.7 -     TAXES ON THE PARTNERSHIP.

     To the extent any taxes (including the Michigan Single Business Tax) are imposed on the Partnership, rather than the Partners, such amounts shall be treated in all respects as expenses of the Partnership.

SECTION 7.8 -     SURVIVAL OF TAX OBLIGATIONS.

     The provisions of this Article regarding tax matters shall survive the termination of the Partnership Agreement and/or the termination or transfer of any Partner's interest under the Partnership Agreement and shall remain binding on any terminating or transferring Partner for a period of time necessary to resolve with the Internal Revenue Service, the United States Department of Treasury or Justice, and/or any Delaware or other state or local tax authority any and all matters regarding the Federal, Delaware or other state or local income or other matters relative to the taxation of the Partnership and present or previous Partners.


                                  ARTICLE VIII

                  ADMISSION OF ADDITIONAL MEMBERS; REMOVAL AND
                  WITHDRAWAL OF MEMBERS; TRANSFERS OF INTEREST


SECTION 8.1-      ADMISSION OF NEW PARTNERS.

         Additional Partners may be admitted to the Partnership with the approval of the Managing General Partner with such admission to be effective upon the date or other conditions set by the Managing General Partner. Subject to such approval, additional Partners may be admitted to the Partnership in connection with the making of a capital contribution to the Partnership or pursuant to a transfer of all or part of a Partner's interest. If a capital contribution is made or required in connection with any such admission, the capital contribution and the interest of the additional Partner shall be as determined by the Managing General Partner (and the interests of all other Partners shall be adjusted to reflect the interests(s) granted to the additional Partner, pro rata based on relative interests immediately prior to the admission of the additional Partner. Any additional Partner shall execute a counterpart of this Agreement and shall agree thereby to be bound by all of the terms and provisions hereof.

SECTION 8.2 -     REMOVAL, WITHDRAWAL, TRANSFER OF INTERESTS.

     (a) A Partner may not be removed as a Partner of the Partnership.

     (b) A Partner may not voluntarily withdraw from the Partnership without the written consent of the other Managing General Partner.

     (c) A Partner may not, directly or indirectly, transfer or assign any interest in the Partnership or under this Agreement without the consent of the Managing General Partner.


                                   ARTICLE IX

                         DISSOLUTION OF THE PARTNERSHIP

SECTION 9.1 -     DISSOLUTION.

     (a) The Partnership shall be dissolved upon the earliest to occur of: (i) the expiration of the term specified in Section 1.6; (ii) the withdrawal or Bankruptcy of any Partner (unless continued pursuant to subsection (c); (iii) the giving of written consent of all Partners; (iv) the entering of any decree by a court which results in the inability of the Partners or Partnership to meet the Partnership's obligations (unless such decree is being duly appealed); or
(v) the sale of the Property or substantially all of the assets of the Partnership. Upon any such termination, the Managing General Partner (or the remaining Partner if there shall then be no Managing General Partner) shall proceed with the winding up of the Partnership and its assets shall be applied and distributed as herein provided.

     (b) For purposes of this Agreement, the "Bankruptcy" of a Partner shall be deemed to have occurred sixty (60) days after the happening of any of the following: (i) the filing of an application by a Partner for, or a consent to the appointment of a trustee of, its assets; (ii) statutory bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (iii) the making by a Partner of a general assignment for the benefit of creditors; (iv) the filing by a Partner of an answer admitting the material allegations of, or its consenting to, or defaulting in answering a bankruptcy petition filed against it in any bankruptcy proceeding; or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating a Partner a bankrupt or appointing a trustee of its assets, and such order, judgment or decree continuing unstayed and in effect for such period of sixty (60) days.

     (c) If any Partner shall withdraw or experience Bankruptcy, the Partnership shall not dissolve, if, within ninety (90) days after such withdrawal or adjudication, the remaining Partner(s) agrees in writing to continue the business of the Partnership and (if then required for such continuation) to the admission of one (or more) additional Partners. In such event, the Partnership interest of any Partner who shall have been withdrawn or adjudicated bankrupt shall become that of the new Partner(s), in the same percentage as such withdrawn or bankrupt Partner and the holder of such Partnership interest shall be admitted to the Partnership as a Partner.

SECTION 9.2 -     PAYMENT OF DEBTS; DISTRIBUTIONS.

     (a) Upon the winding up of the Partnership, the Managing General Partner shall proceed to the orderly liquidation of the assets and termination of the Partnership, and the proceeds of such sale or disposition, together with other available proceeds shall be applied and distributed in the following order of priority: (i) to the expenses of liquidation; (ii) to the payment or provision for payments of all debts and liabilities of the Partnership, including any Partner Loans made to the Partnership by the Partners; and (iii) to the establishment of any reserves which the Managing General Partner deems reasonable or necessary to provide for any contingent or unforeseen liabilities or obligations of the Partnership or the Partners arising out of or in connection with the Partnership.

     (b) After the payments described in subsection (a), the amount of liquidating proceeds distributable shall next be determined in accordance with the following subsections:

         (i) a tentative balance for each Partner's Capital Account shall be determined, taking into account the profits and losses of the Partnership for its final period (including expenses of liquidation) and profits and losses from the sale or disposition of the Property and other Partnership items allocated to each Partner pursuant to Article III.

         (ii) any Partner with a deficit in such Partner's Capital Account following the tentative determination of the Capital Account balances as provided in subsection (i) shall make a further cash contribution to the Partnership to restore the amount of such deficit to the Partnership; and any such further cash contribution shall be made as soon as practicable but in no event later than: (A) the end of the Partnership taxable year during which the liquidation occurs, or (B) ninety (90) days after the date of liquidation.

         (iii) any additional capital contributions made pursuant to subsection
(ii), shall be available first to discharge the obligations of the Partnership described in subsection (a) of this section and thereafter such contributions together with any remaining proceeds determined pursuant to subsection (a) shall be the total proceeds available for distribution to the Partners in accordance with subsection (c) of this section. Any such further discharge or distribution shall be made by the later of: (A) the end of the Partnership taxable year during which the liquidation occurs or, (B) ninety (90) days after the date of liquidation.

     (c) The total proceeds distributable in liquidation as determined after the payments and/or establishment of reserves required under subsection (a) increased by any Partner payments received or to be received pursuant to subsection (b) shall be distributed to and among the Partners in accordance with their Percentage Interests until such balances are exhausted.

SECTION 9.3 -     RESERVE.

     After the expiration of such period of time as the Partners may deem advisable, the balance of any reserve, established pursuant to the authority in
Section 9.2(a) remaining after payment of such contingencies shall be distributed in the manner set forth in Section 9.2. Any such reserve may, in the discretion of the Partners, be paid over to a national banking or other financial institution with trust authority as escrow agent, to be held by it for the discharge of the liabilities of the Partnership. Any such amounts, when and if subsequently distributable to the Partners, shall be distributed in accordance with Section 9.2.

SECTION 9.4 -     FINAL ACCOUNTING.

     Each of the Partners shall be furnished with a statement, which shall set forth the assets and liabilities of the Partnership as of the date of the complete liquidation. Upon the compliance by the Partners with the distribution plan set forth in Sections 9.2 and 9.3, the Partnership shall cease to be and the remaining Partner(s) shall execute and cause to be filed a Statement of Dissolution with the Delaware Secretary of State.


                                    ARTICLE X

                REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS


SECTION 10.1 -    CAPACITY AND AUTHORITY.

     The Partners each represent and warrant that: (i) the purchase or acquisition of a Partnership Interest and entering into this Agreement has been duly authorized in accordance with its respective governing instruments or otherwise and (ii) the consummation of the transactions contemplated by this Agreement will not result in a breach or a violation of, or a default under, their charter, bylaws, and/or any agreement by which they or any of their properties is bound or any statute, regulation, order or any other law to which they are subject.

SECTION 10.2 -    REGISTRATION.

     (a) Each Partner hereby acknowledges and represents: That the acquired interests in the Partnership have not been registered under the Securities Act of 1933, as amended, or under the securities laws of Delaware or any state in reliance upon applicable exemptions under said laws; and,

     (b) Notwithstanding any provisions contained in this Agreement, that no Partnership interest may be offered or sold and no transfer of such interest will be made either by the Partnership or the Partners unless:

         (i) Such interest is registered under the Securities Act of 1933 and/or any applicable state securities laws; or

         (ii) An opinion of counsel for the Partnership is obtained to the effect that such registration is not necessary.


                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1 -    AMENDMENTS.

     (a) This Agreement may be amended by the Managing General Partner without the approval of any Partner if such amendment does not materially adversely affect the rights or obligations of the Partners.

     (b) This Agreement may further be amended by the Managing General Partner without the approval of any Partner if such amendment is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy: requirements of the Code or Treasury Regulations; requirements of any Federal or state securities laws or regulations; or the requirements of any Lender. Any amendments made pursuant to this subsection may be made effective as of the date of this Agreement, unless the Managing General Partner shall provide otherwise.

     (c) Partners shall be provided notice pursuant to Section 11.3 of the substance of any amendment to the Agreement, and upon request shall be furnished a copy thereof.

     (d) Except as provided in subsections (a) and (b) above, this Agreement may be amended only by a written amendment approved and executed by each Partner.

SECTION 11.2 -    GOVERNING LAW.

     The formation and operation of the Partnership and this Agreement shall be governed by and construed in accordance with the laws of Delaware with respect to partnerships and without regard to the provisions thereof with respect to conflicts of law.

SECTION 11.3 -    NOTICES.

     (a) Any notice, request, consent, offer or demand required or permitted to be given under this Partnership Agreement shall be in writing and shall either be delivered in person or mailed by registered or certified first class mail, postage prepaid, or sent by telex, telecopy or telegram, addressed to the party intended as the recipient as follows unless a Partner shall have requested the Partnership in writing at least five (5) days before the date of a notice to use a different address:

     If to the Partnership:

         2791 Research Drive
         Rochester Hills, MI  48309
         Attn:  Treasurer

         With a copy to:

         J. Bryan Williams, Esq.
         Dickinson Wright PLLC
         38525 Woodward, Suite 2000
         Bloomfield Hills, MI  48304

     If to Dura or Atwood:

         2791 Research Drive
         Rochester Hills, MI  48309
         Attn:  Treasurer



         With a copy to:

         J. Bryan Williams, Esq.
         Dickinson Wright PLLC
         38525 Woodward, Suite 2000
         Bloomfield Hills, MI  48304

     (b) Any such notice, request, consent, offer or demand shall be deemed received, given or served, if mailed by first class mail, on the third (3rd) day after the day of mailing, and, if sent by telex, telecopy or telegram, twenty-four (24) hours after the time of dispatch, provided customary confirmation of delivery or receipt has been received.

SECTION 11.4 -    COUNTERPARTS.

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one Agreement, and the signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

SECTION 11.5 -    AGREEMENT FOR FUTURE EXECUTION.

     At any time or times upon the request of the Managing General Partner, the other Partner agrees to sign, swear to or acknowledge any certificate required by the Partnership Act, to sign, swear to, or acknowledge any amendment or cancellation as required by law, to sign, swear to or acknowledge similar certificates or affidavits or certificates of fictitious firm name, trade name or the like (and by any amendments or cancellations thereof) required by the laws of Delaware or any other jurisdiction in which the Partnership does, or proposes to do, business, and cause the filing of any of the same for record wherever such filing shall be required by law.

SECTION 11.6 -    ENTIRE AGREEMENT.

     This Agreement (including the Exhibits hereto and certain related agreements referred to herein including specifically those set forth on EXHIBIT C and the Ancillary Agreements (as hereinafter defined)) constitutes the entire understanding between the parties. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein; however, the parties acknowledge the following ancillary agreements ("Ancillary Agreements") being entered into simultaneously with this
Agreement: (a) the Asset Transfer Agreement; (b) the Assignment and Assumption Agreement; and (c) such other agreements as the Managing General Partner considers necessary or appropriate in order to effectuate the formation of the Partnership and the contribution of property to it.

SECTION 11.7 -    SEVERABILITY.

     This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Partnership does business. If any provision of this Agreement or the application thereto to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of the Agreement and the application of such provision to any other person or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

SECTION 11.8 -    CAPTIONS.

     Any Section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

SECTION 11.9 -    NUMBER AND GENDER.

     All of the terms and words used in this Agreement regardless of the number and gender in which they are used, shall be deemed and construed to include any other number singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such work had been fully and properly written in such number and gender.

SECTION 11.10 -   HOLIDAYS.

     In the event that the date on which any act or performance required or permitted hereunder shall be a Saturday, Sunday or other day on which banking institutions in the State of Delaware are authorized to remain closed, such act or performance may be taken or made on the next succeeding business day.

     IN WITNESS WHEREOF, the undersigned corporations, by their duly authorized officers, have each caused this Agreement to be executed all as of the day first written above.


PARTNER:

DURA OPERATING CORP.


By: /s/ David R. Bovee
    ----------------------------------------
         David R. Bovee
    Its: Vice President, Chief Financial
         Officer and Assistant Secretary


PARTNER:

ATWOOD AUTOMOTIVE INC.


By: /s/ David R. Bovee
    ----------------------------------------
         David R. Bovee
    Its: President, Chief Financial Officer
         and Treasurer

                                    EXHIBIT A

                             TABLE OF DEFINED TERMS


TERM                                         LOCATION
----                                         --------


Additional Contributions                     Section 2.3

Affiliate                                    Section 4.3(a)

Agreement                                    Preamble

Ancillary Agreements                         Section 11.6

Atwood                                       Preamble

Bankruptcy                                   Section 9.1(b)

Capital Account                              Section 2.4

Closing Date                                 Section 2.1(a)

Code                                         Section 2.4

Dura                                         Preamble

Managing General Partner                     Section 4.2(d)

Partner(s)                                   Preamble

Partner Loan(s)                              Section 2.8(a)

Partnership                                  Recitals

Partnership Act                              Section 1.1

Percentage Interest                          Section 3.2(a)

Property                                     Section 1.4(a)

Tax Matters Partner                          Section 7.1

                                    EXHIBIT B

                   NAMES, ADDRESSES AND INTERESTS OF PARTNERS


PARTNER NAME                 PARTNER ADDRESS                PERCENTAGE INTEREST
------------                 ---------------                -------------------

Dura Operating Corporation   2791 Research Drive             99.9%
                             Rochester Hills, MI  48309

Atwood Automotive, Inc.      2791 Research Drive              0.1%
                             Rochester Hills, MI  48309

                                                            ------
                             TOTAL                          100.0%

                                    EXHIBIT C

                   LIST OF RATIFIED OBLIGATIONS AND AGREEMENTS


1. All agreements which are the subject of that Assumption and Assignment Agreement between the Partnership and Dura dated as of December 30, 2001.

2. A lease agreement between the Partnership and Dura dated as of December 30, 2001 pursuant to which the Partnership will lease to Dura the assets of the Partnership located in Gladwin, Michigan.

                                    EXHIBIT D

                              CAPITAL CONTRIBUTIONS


1. Capital contribution of cash pursuant to Sections 2.1(a) and 2.2 in the amount of:

                  Partner              Amount
                  -------              ------

                  Dura                 $31,000.00
                  Atwood               $97,732.00


2. Non-cash capital contribution by Dura pursuant to Section 2.1(a) of (a) all real property, improvements thereon, machinery and equipment related to the expansion of the facility located at 1016 East Weber, Gladwin, Michigan and (b) all real property, improvements thereon, machinery, equipment, accounts receivable, accounts payable, contracts, inventory and other assets related to the following locations, as set forth in more detail in the Asset Transfer Agreement referenced in Section 11.6 of the Agreement:


       Plant                              Address
       -----                              -------
Pikeville               132 Ferro Road, P.O. Box 669, Pikeville, TN 37367
Lawrenceburg            2200 Helton Drive, P.O. Box 746, Lawrenceburg, TN 38464
Fulton                  800 N. College St., P.O. Box 1440, Fulton, KY 42041
Hannibal North          2011 Highway 61 South, Hannibal, MO 63401
Hannibal South          #5 Industrial Drive, Hannibal, MO 63401
Brookfield              445 East Helm, Brookfield, MO 64628
Gordonsville            114 Spicer Dr., Gordonsville, TN 38563
Stockton                301 S. Simmons St., Stockton, IL 61085
Mt. Carroll             905 South Jackson, Mount Carroll, IL 61053